UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 10, 2024
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 10, 2024, T Stamp Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement the (“SPA”) with DQI Holdings, Inc. (“DQI”). DQI and the Company previously entered into that certain Securities Purchase Agreement dated July 13, 2024, in which the Company issued 4,597,701 shares of Class A Common Stock, par value $0.01 of the Company (the “Class A Common Stock”) in exchange for the issuance by DQI to the Company of (i) a $500,000 promissory note payable on July 31, 2024; (ii) a $500,000 promissory note payable on August 31, 2024; and (iii) a $1,000,000 promissory note payable within three (3) trading days of an effective resale registration statement. As of the date of this report, both the $500,000 promissory note due July 31, 2024 and the $500,000 promissory note due on August 31, 2024 have been repaid.

Pursuant to the terms of the SPA, the Company agreed, at the closing of the SPA (the “Closing”) and upon the terms and subject to the conditions set forth in the SPA, to issue shares certain warrants (the “Warrants”) to purchase 3,763,950 shares of Class A Common Stock, with an exercise price equal to $0.2273, subject to adjustment in certain circumstances.
In exchange, DQI agreed to provide resolution to the issues that prevented delivery of the $500,000 wire for repayment of the promissory note with a maturity date of August 31, 2024; and (ii) agreed to accelerate repayment of the $1,000,000 promissory note to be repaid on or before September 30, 2024.

On September 10, 2024 (the “Closing Date”), the Closing of the SPA occurred, and the Company issued the Warrants to DQI. Additionally, on same date, the Company received proof of delivery of the wire providing for repayment of the promissory note with a maturity date of August 31, 2024. The Closing of the SPA was subject to a number of customary closing conditions, including, but not limited to, the Company’s entry into a Registration Rights Agreement, the execution of which were conditions to the Closing of the SPA.

The Warrants (and the shares of Class A Common Stock issuable upon the exercise of the Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The Warrants are immediately exercisable anytime on or after November 1, 2024, will expire two years thereafter, and in certain circumstances may be exercised on a cashless basis. If we fail for any reason to deliver shares of Class A Common Stock upon the valid exercise of the Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Warrants, we are required to pay the applicable holder, in cash, as liquidated damages as set forth in the Warrants. The Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the Warrants.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Additionally, the foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

Pursuant to the SPA, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with DQI on September 10, 2024, pursuant to which the Company must file a registration statement on Form S-3 (or, if the Company is ineligible to use a Form S-3, another appropriate form) with the Securities and Exchange Commission (the “SEC”) to register for resale by DQI of the 3,763,950 shares of Class A Common Stock upon the exercise of the Warrants, with such registration statement becoming effective within 45 days after the Closing, subject to adjustment in the event of a review by the SEC.

The foregoing summary of the Registration Rights Agreement is not complete, and is qualified by reference to a copy of the Registration Rights Agreement included as Exhibit 10.2 to this Current Report on Form 8-K.
Item 3.02. Unregistered Sale of Equity Securities.
The applicable information set forth in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) with respect to the issuance of the Warrants is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Form of Warrant
10.1+	Form of Securities Purchase Agreement by and between the Company and a DQI dated September 10, 2024
10.2	Registration Rights Agreement by and between the Company and DQI dated September 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: September 13, 2024